Exhibit 4.5

EXECUTION COPY

FIRST SUPPLEMENTAL INDENTURE

JERSEY CENTRAL POWER & LIGHT COMPANY

AND

THE BANK OF NEW YORK

AND

THE BANK OF NEW YORK TRUST COMPANY, N.A.,

SUCCESSOR TRUSTEE

Dated October 31, 2007

This FIRST SUPPLEMENTAL INDENTURE, dated October 31, 2007 (the “First Supplemental Indenture”), by and among JERSEY CENTRAL POWER & LIGHT COMPANY, a corporation duly organized and existing under the laws of the State of New Jersey (the “Company”), THE BANK OF NEW YORK, a New York banking corporation organized and existing under the laws of the State of New York (the “Resigning Trustee”) and successor in interest to United States Trust Company of New York (the “Initial Trustee”) under the Indenture (as defined below), and THE BANK OF NEW YORK TRUST COMPANY, N.A., a national banking association organized and existing under the laws of the United States of America, as successor in interest to the Resigning Trustee (the “Successor Trustee”). As used herein, “Trustee” shall refer to the entity serving as trustee under the Indenture, with all the authority, rights, powers and immunities vested in, and all duties and obligations binding on, the trustee and shall also include any successor trustee appointed pursuant to Article IX of the Indenture.

WITNESSETH:

WHEREAS, for its lawful corporate purposes, the Company executed and delivered that certain Indenture, dated as of July 1, 1999 (the “Indenture”; capitalized terms used but not defined herein shall have the meanings set forth in the Indenture), by and between the Company and the Initial Trustee to provide for the issuance from time to time of Notes as provided by the Indenture;

WHEREAS, the Resigning Trustee, as successor in interest to the Initial Trustee under the Indenture, acted in the capacities assigned to it by the Indenture;

WHEREAS, pursuant to Article IX of the Indenture and that certain Agreement of Resignation, Appointment and Acceptance, dated as of May 16, 2007 (the “Tri-Party Agreement”), by and among the Company, the Resigning Trustee and the Successor Trustee, the Resigning Trustee resigned as Trustee, the Company appointed the Successor Trustee to act as Trustee under the Indenture, and the Successor Trustee accepted its appointment as Trustee under the Indenture with all the authority, rights, powers and immunities vested in the Trustee under the Indenture and agreed to serve as Trustee under the Indenture and to perform the duties and obligations of the Trustee under the Indenture;

WHEREAS, the Successor Trustee is now acting as Trustee under the Indenture and this First Supplemental Indenture;

WHEREAS, Sections 13.01(a)(1) and 13.01(a)(10) of the Indenture provide that the Company, when authorized by resolution of the Company’s Board of Directors, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental without the consent of the Noteholders to make such provision in regard to matters or questions arising under the Indenture as may be necessary or desirable, and not inconsistent with the Indenture or prejudicial to the interests of the Noteholders in any material respect, for the purpose of supplying any omission, curing any ambiguity, or curing, correcting or supplementing any defective or inconsistent provision or to make any other change that is not prejudicial to the Noteholders in any material respect;

WHEREAS, the Company, in the exercise of the powers and authority conferred upon and reserved to it under the provisions of the Indenture and pursuant to appropriate action of its Board of Directors, has fully resolved and determined to make, execute and deliver to the Successor Trustee this First Supplemental Indenture in the form hereof for the purpose of amending the Indenture by, among other things, removing the requirement that the Trustee maintain its principal place of business in the Borough of Manhattan, the City of New York, State of New York;

WHEREAS, the execution and delivery of this First Supplemental Indenture by the Company has been authorized by resolution of the Company’s Board of Directors;

WHEREAS, the Company has heretofore delivered or is delivering contemporaneously herewith to the Successor Trustee an Officers’ Certificate in compliance with and to the effect set forth in Sections 13.05 and 15.05 of the Indenture with respect to this First Supplemental Indenture;

WHEREAS, all conditions and requirements necessary to make this First Supplemental Indenture, in the form and upon the terms hereof, a valid and legally binding instrument, in accordance with its terms and for the purposes expressed herein, have been complied with, performed and fulfilled, and the execution and delivery hereof, in the form and upon the terms hereof, have been in all respects duly authorized;

WHEREAS, the Company has requested that the Resigning Trustee execute and deliver this First Supplemental Indenture pursuant to Section 1.05 of the Tri-Party Agreement to further acknowledge and confirm the vesting in the Successor Trustee of all the property, rights, powers, duties, trusts, immunities and obligations of the Resigning Trustee as Trustee under the Indenture; and

WHEREAS, the Company has requested that the Successor Trustee execute and deliver this First Supplemental Indenture and satisfy all requirements necessary to make this First Supplemental Indenture a valid and legally binding instrument in accordance with its terms, duly authorized in all respects.

NOW THEREFORE, for and in consideration of the premises and intending to be legally bound hereby, it is mutually covenanted and agreed by the Company, the Resigning Trustee and the Successor Trustee, for the equal and proportionate benefit of all Noteholders, as follows:

ARTICLE I

SCOPE OF FIRST SUPPLEMENTAL INDENTURE

The changes, modifications and supplements to the Indenture effected by Article II hereof shall be applicable with respect to, and govern the terms of, any Notes created before, on or after the date hereof

ARTICLE II

AMENDMENTS

Section 2.01.  Amendment to Section 9.09.  The second sentence of Section 9.09 of the Indenture is hereby deleted, and Section 9.09 of the Indenture is hereby replaced and superseded in its entirety by the following:

Existence And Eligibility Of Trustee. There shall at all times be a Trustee hereunder which Trustee shall at all times be a corporation organized and doing business under the laws of the United States or any State thereof or of the District of Columbia having a combined capital and surplus of at least $50,000,000 and which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by Federal or State authorities. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid authority, then for the purposes of this Section 9.09, the combined capital and surplus shall be deemed to be as set forth in its most recent report of condition so published. No obligor upon the Notes or Person directly or indirectly controlling, controlled by, or under common control with such obligor shall serve as Trustee. If at any time the Trustee shall cease to be eligible in accordance with this Section 9.09, the Trustee shall resign immediately in the manner and with the effect specified in Section 9.10 hereof.

Section 2.02.  Acknowledgement of Resigning Trustee.  In connection with the execution and delivery of this First Supplemental Indenture and pursuant to Section 1.05 of the Tri-Party Agreement, the Resigning Trustee, upon the reasonable request of the Company, acknowledges, executes and delivers this First Supplemental Indenture to provide further assurances of the vesting in the Successor Trustee of all the property, rights, powers, duties, trusts, immunities and obligations as Trustee under the Indenture. The Resigning Trustee hereby further confirms the assignment to the Successor Trustee, in trust under the Indenture, all property, rights, powers, duties, trusts, immunities and obligations as Trustee under the Indenture as of the Effective Date of the Tri-Party Agreement (as defined therein).

Section 2.03.  Acknowledgment of Successor Trustee.  In connection with the execution and delivery of this First Supplemental Indenture, the Successor Trustee acknowledges its appointment as Trustee under the Indenture pursuant to the Tri-Party Agreement with all the authority, rights, powers and immunities vested in the Trustee under the Indenture. The Successor Trustee represents and warrants that it is qualified and eligible to serve as Trustee under the Indenture.

Section 2.04.  Ratification of Indenture; First Supplemental Indenture Part of Indenture.  Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed, and all the terms, conditions and provisions thereof shall remain in full force and effect. This First Supplemental Indenture shall form a part of the Indenture for all purposes of the Notes, and every Note heretofore or hereafter authenticated and delivered shall be bound hereby.

ARTICLE III

MISCELLANEOUS

Section 3.01.  Defined Terms.  As used in this First Supplemental Indenture, terms defined in the Indenture or in the preamble or recitals hereto are used herein as therein defined. The words “herein,” “hereof’ and “hereby” and other words of similar import used in this First Supplemental Indenture refer to this First Supplemental Indenture as a whole and not to any particular section hereof.

Section 3.02.  Governing Law.  THIS FIRST SUPPLEMENTAL INDENTURE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF, EXCEPT AS MAY BE OTHERWISE REQUIRED BY MANDATORY PROVISIONS OF LAW.

Section 3.03.  Severability.  In case any provision in this First Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 3.04.  Conflicts.  If and to the extent that any provision of this First Supplemental Indenture limits, qualifies or conflicts with another provision included in this First Supplemental Indenture or in the Indenture that is required to be included in this First Supplemental Indenture or the Indenture by any of the provisions of Sections 310 to 317, inclusive, of the Trust Indenture Act of 1939, such required provision shall control.

Section 3.05.  No Additional Rights.  Nothing in this First Supplemental Indenture is intended to or shall provide any rights to any parties other than those expressly contemplated by this First Supplemental Indenture.

Section 3.06.  Counterparts.  The parties hereto may sign one or more copies of this First Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.

Section 3.07.  Headings.  The section headings herein are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

Section 3.08.  Successors and Assigns.  All agreements in the Indenture, as supplemented and amended by this First Supplemental Indenture, by the parties hereto shall bind their respective successors and assigns and inure to the benefit of their respective successors and assigns, whether so expressed or not.

Section 3.09.  Acceptance by Successor Trustee.  The Successor Trustee accepts the amendments to the Indenture effected by this First Supplemental Indenture. Without limiting the generality of the foregoing, the Successor Trustee assumes no responsibility for the correctness of the recitals contained herein, which shall be taken as the statements of the Company. All rights, protections, privileges, indemnities and benefits granted or afforded to the Trustee under the

Indenture shall be deemed incorporated herein by this reference and shall be deemed applicable to all actions taken, suffered or omitted by the Successor Trustee under this First Supplemental Indenture.

Section 3.10.  Effective Date.  This First Supplemental Indenture shall become effective upon the execution and delivery by the parties hereto as of the date of the Effective Date of the Tri-Party Agreement (as defined therein).

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the date first above written.

JERSEY CENTRAL POWER & LIGHT COMPANY

By:	/s/ Randy Scilla
Name: Randy Scilla
Title: Treasurer

THE BANK OF NEW YORK TRUST COMPANY, N.A., as Successor Trustee

By:
Name: Biagio S. Impala
Title: Vice President

Acknowledged and agreed:

THE BANK OF NEW YORK, as Resigning Trustee

By:
Name:
Title:

Signature Page to First Supplemental Indenture

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the date first above written.

JERSEY CENTRAL POWER & LIGHT COMPANY

By:
Name: Randy Scilla
Title: Treasurer

THE BANK OF NEW YORK TRUST COMPANY, N.A., as Successor Trustee

By:	/s/ Biagio S. Impala
Name: Biagio S. Impala
Title: Vice President

Acknowledged and agreed:

THE BANK OF NEW YORK, as Resigning Trustee

By:
Name:
Title:

Signature Page to First Supplemental Indenture

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the date first above written.

JERSEY CENTRAL POWER & LIGHT COMPANY

By:
Name: Randy Scilla
Title: Treasurer

THE BANK OF NEW YORK TRUST COMPANY, N.A., as Successor Trustee

By:
Name: Biagio S. Impala
Title: Vice President

Acknowledged and agreed:

THE BANK OF NEW YORK, as Resigning Trustee

By:	/s/ CARLOS R. LUCIANO
Name: CARLOS R. LUCIANO
Title: VICE PRESIDENT

Signature Page to First Supplemental Indenture